Exhibit 99.1

November 20, 2014	Analyst Contact:	T.D. Eureste 918-588-71673
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners to Hold
Investor Conference and Webcast

2015 Earnings Guidance and Three-year Forecasts to be Discussed

TULSA, Okla. – Nov. 20, 2014 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will hold an investor conference on Wednesday, Dec. 3, 2014, in New York City, from 9 a.m. Eastern Standard Time (8 a.m. Central Standard Time) to noon Eastern Standard Time (11 a.m. Central Standard Time). The meeting also will be carried live on ONEOK’s and ONEOK Partners’ websites.

The meeting will be hosted by Terry K. Spencer, president and chief executive officer of ONEOK and ONEOK Partners.

ONEOK’s and ONEOK Partners’ management team will present, including:

•	Robert F. Martinovich, executive vice president, commercial;

•	Wesley J. Christensen, senior vice president, operations;

•	Derek S. Reiners, senior vice president, chief financial officer and treasurer;

•	Sheridan C. Swords, senior vice president, natural gas liquids;

•	Kevin L. Burdick, vice president, natural gas gathering and processing; and

•	J. Phillip May, vice president, natural gas pipelines.

Other members of ONEOK’s and ONEOK Partners’ management team will be available to answer questions.

At the meeting, ONEOK and ONEOK Partners will discuss 2015 earnings guidance and three-year financial forecasts that will be announced on Dec. 2, 2014.

The conference will be webcast and will be accessible on ONEOK’s and ONEOK Partners’ websites at www.oneok.com and www.oneokpartners.com. A replay of the webcast will be available for 30 days.

The presentation will be posted on the ONEOK and ONEOK Partners websites that morning, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

-more-

ONEOK and ONEOK Partners to Hold Investor Conference and Webcast

November 20, 2014

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Sept. 30, 2014, owns 38.3 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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